UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2012

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 17, 2012, Quality Systems, Inc. (the “Company”) issued a press release announcing its unaudited financial results for the fourth quarter and fiscal year ended March 31, 2012. A copy of the press release is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

On May 17, 2012, the Company will host a conference call concerning its financial performance for the fourth quarter and fiscal year ended March 31, 2012. The Company expects to furnish a copy of the transcript of the conference call as soon as it is available by amendment to this Form 8-K. The conference call may contain forward-looking statements regarding the Company and will include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in this Item 2.02 of this Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The Company from time to time discloses its Days Sales Outstanding (“DSO”), which is a non-GAAP financial measure. For the quarter ended March 31, 2012, DSO was 122 days. The Company calculates DSO as follows: Net revenue for the quarter is annualized (multiplied by four) and then divided by 365 days to yield an average daily sales amount. The balance of accounts receivable, net of any reserves for bad debts, is then divided by that average daily sales amount resulting in the DSO. For the quarter ended March 31, 2012, the calculation was as follows:

Quarterly Revenue		$108,993,000
Times four(4)	x	4

Equals Annualized Revenue		435,972,000
Divided by 365 days	÷	365

Equals Daily Revenue	=	$1,194,444

Net Accounts Receivable		$145,756,000
Divided by Average Daily Revenue	÷	1,194,444

Equals Days Sales Outstanding	=	122

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2012

QUALITY SYSTEMS, INC.

By:	/s/ Paul Holt
Paul Holt
Chief Financial Officer

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description

99.1	Press Release dated May 17, 2012